Exhibit 10.2

AMENDMENT TO LICENSE AGREEMENT

This Amendment (herein, the “Amendment”) to that certain License Agreement dated as of July 31, 2007 (the “Agreement”), is entered into by and between Health Discovery Corporation, a Georgia corporation (“HDC”) and Clarient, Inc., a Delaware corporation (“Clarient”), effective as of January 13, 2009 (the “Effective Date”).  All capitalized terms not otherwise defined in this Amendment shall have the meaning as set forth in the Agreement.

WHEREAS, the parties wish to amend the terms of the Agreement as set forth in this Amendment in order to continue their contractual relationship on a modified basis.

NOW, THEREFORE, in consideration of the mutual covenants contained herein the parties agree to this Amendment of the Agreement as follows:

1.             Article II.A of the Agreement is hereby amended and restated to read in its entirety as follows:

A.           Grant of License.

1.           As of the Effective Date of this Amendment, HDC hereby grants to CLARIENT a non-exclusive license, with the right to grant sublicenses to Affiliates, and, upon prior approval by HDC, to third parties under the Licensed Technology to import, make, have made, use and sell any Licensed Product in the Field of Use within the Licensed Territory with respect to both the commercial reference laboratory field and the academic and research fields.  For purposes of clarity, the above grant shall include the right for CLARIENT to incorporate the output and results from the Licensed Product into other tests or algorithms.

2.           HDC grants to CLARIENT an exclusive license, within the Field of Use in the Licensed Territory, to a prognostic prostate cancer test using biopsied prostate tissue, which test is yet to be developed by CLARIENT and HDC.

2.             Article II.C of the Agreement is hereby amended and restated to read in its entirety as follows:

C.           Additional Biomarkers

If at any time HDC develops and desires to sell, transfer, assign, or license to one or more third parties, any additional biomarkers, provided that HDC does not have a pre-existing obligation to a third party with respect to such biomarkers, HDC may at its sole discretion offer such rights to CLARIENT by delivering a written notice to CLARIENT.  If the parties are able to negotiate and agree to commercially reasonable terms to add such biomarkers to this Agreement on a non-exclusive basis, the additional biomarkers shall be deemed added to Attachment B hereto and included as part of the Licensed Products pursuant to such terms.

3.             Article IV.A of the Agreement is hereby amended and restated to read in its entirety as follows:

A           Fees Payable.

1.           CLARIENT shall pay to HDC, in accordance with the payment terms set forth in Section IV.B below, ten percent (10%) of the CLARIENT Net Proceeds received by CLARIENT or an Affiliate of CLARIENT with respect to all Tests of Licensed Products during the term of this Agreement (the “CLARIENT Fees”).

2.           If HDC offers a royalty rate lower than that set forth in Section 1 above to any other party, then HDC shall amend this Agreement in writing within five (5) days to provide CLARIENT with equivalent or more favorable royalty rate than that offered to the other party; provided, however, that if the lower royalty rate is offered in combination with payment of a lump sum amount related solely to the licenses granted under this Agreement, e.g., upfront license fee and/or milestone fees, then CLARIENT shall be offered the lower royalty rate subject to the same payment terms.

4.             Third paragraph of Section 5 of Article X.D is deleted in its entirety.

5.             Except as otherwise expressly amended herein, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

HEALTH DISCOVERY CORPORATION

By:	/s/ Stephen D. Barnhill, M.D.
Name:	Stephen D. Barnhill, M.D.
Title:	Chairman and CEO
Date:	January 13, 2009

CLARIENT, INC.

By:	/s/ Ron Andrews
Name:	Ron Andrews
Title:	President and CEO
Date:	January 13, 2009